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                                                            Exhibit 10(ccccc)


                                LEASE AGREEMENT


         This Lease Agreement made as of the 1st day of May, 1997, by and between Newton C. Kindlund Revocable Property Trust. (hereinafter called the "LESSOR"), and HOLIDAY RV SUPERSTORES, INC., a Florida Corporation, (hereinafter referred to as the LESSEE");

         WITNESSETH:

         For and in consideration of the rents, covenants, agreements and conditions hereinafter reserved made and entered into on the part of the LESSEE to be paid, performed, and observed, it is hereby stipulated, covenanted and agreed by and between the LESSOR and the LESSEE as follows:

         1.  DEMISED PREMISES:    The LESSOR does hereby let, demise and lease
to the LESSEE, and the LESSEE does hereby hire and take from the LESSOR that certain recreational vehicle and boat, marine engine and marine motor retail sales and service dealership consisting of 3.9 acres and being legally described in that survey attached hereto as Exhibit "A" and incorporated by reference herein and being hereafter sometimes referred to as the "Premises". The Premises are located at 16901 N. Cleveland Avenue, North Fort Myers, Florida 33903; together with all fixtures thereon including leasehold improvements, HVAC system, electric fans, light fixtures, attached counters, decks, in ground and above ground hoists or lifts, gasoline tanks and pumps, L.P., outdoor light poles and lighting fixtures, and fences. LESSOR represents and warrants that all improvements including buildings and fixtures as aforesaid are in good condition, repair and/or working order, reasonable wear and tear excepted, at the date of execution of the Lease Agreement.

         2. TERM: The LESSEE shall have and hold the Premises for a term of five (1) years commencing on the 1st day of May, 1997 and terminating on the 30th day of April, 2002, on the terms and conditions as set forth herein.

         3. COMMENCEMENT OF TERM: By occupying the Premises, LESSEE shall be deemed to have accepted the Premises, to have acknowledged that the same are in the condition called for hereunder and to have agreed that as of that time all of the obligations of the LESSOR imposed under this lease have been fully performed.

         4.  USE AND POSSESSION:   LESSEE shall not use the Premises for any
unlawful purpose so as to constitute a nuisance, nor bring nor keep anything therein which will in any way affect fire or other insurance upon the premises or the building in which the same are located or any of its contents. The LESSEE, at the expiration of the term, shall deliver up the Premises in good repair and condition, damages beyond the control of the LESSEE, reasonable use, ordinary decay, wear and tear excepted.

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         5.   RENT:   LESSEE hereby covenants and agrees to pay together with
any and all sales and use taxes levied upon the use and occupancy of the Premises, and the rents collected hereunder, a total rent of TWO HUNDRED NINETY SIX THOUSAND, EIGHT HUNDRED SEVENTY FIVE and NO/100 Dollars ($296,875.00), in equal monthly installments to the LESSOR, in advance and beginning on the first day of each and every month thereafter, in the amount of FOUR THOUSAND NINE HUNDRED FORTY SEVEN and 92/100 Dollars ($4,947.92) plus sales tax. Rent shall be paid to LESSOR at 280 Sterling Ave., Winter Park, Florida 32789, or at such other address as LESSOR shall, in writing, notify the LESSEE. LESSOR hereby receipts the sum of $4,947.92, representing the first month's rent due and any fractional part of a month under the provisions of Paragraph 3. above, plus applicable sales tax for said rent in the amount of $ $296.88 which sums total $5,244.80.

         6. LESSEE PAYS REAL ESTATE TAXES: In each lease year (as hereinafter defined), LESSEE shall pay to and reimburse LESSOR, in addition to the rent specified herein, as additional charges and as additional rent the LESSEE shall pay the real estate taxes on the Premises, but excluding extraordinary and/or special assessments, attributable to the Premises, which taxes may be levied or assessed by the lawful taxing authorities against the land, building and all other improvements in the Premises and appurtenant thereto; and, including expenses directly incurred by LESSOR in contesting the validity of, in seeking a reduction or in seeking to prevent an increase in any such tax.

         7. LESSEE'S ADDITIONAL UNDERTAKINGS: LESSEE covenants and agrees with LESSOR to the following:

                 7.1 LESSEE shall be responsible for and shall pay the cost of all utility charges including, but limited to charges for use or consumption of heating, air conditioning, sewer, water, gas, electricity, trash and garbage removal and other utility services incurred in the use and occupancy of the Premises, and permits and deposits incurred in connection with such use and occupancy of the Premises. Ceiling light bulbs and florescent light tubes located in light fixtures and the light fixtures themselves located in the Premises shall be replaced by LESSEE at the expense of the LESSEE; and,

                 7.2 The LESSEE agrees that all personal property in the Premises hereunder shall be at the risk of the LESSEE only, and the LESSOR shall not be liable for any damage to any personal property in or upon said premises or the building of which said Premises are a part, sustained by the LESSEE or other persons, caused by fire, windstorms, rain, flood, rising water or other water damage of any kind, or due to the air conditioning, heating or other appliances used in connection therewith becoming out of repair or in defective condition, or arising from the bursting or leaking of water pipes; and,

                 7.3 The LESSEE shall take good care of the Premises and shall, at the LESSEE's own cost and expense, make all repairs to the same; including, but not limited to windows, doors, interior walls and ceiling, air conditioning, heating, electrical and plumbing systems but excluding the roof and exterior walls; and at the end or other expiration of this Lease, shall deliver up the Premises in the same condition as received,





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

ordinary war and tear by ordinary use thereof, fire and other casualty only excepted. Upon failure of LESSEE to promptly make necessary repairs after notice to do so by the LESSOR, LESSOR may perform all repairs in and about the Premises and add the cost of such repairs to the rent due hereunder on the first day of the month following the date of the repairs and the same shall be considered additional rent under this Lease.

                 7.4 The LESSEE shall pay promptly when due all taxes and assessments that may be levied or assessed against the LESSEE's trade fixtures or other personal property contained in the Premises and will cause such trade fixtures and other personal property to be assessed directly to the LESSEE. If for any reason said trade fixtures or other personal property cannot, or is not assessed separately and is included with the LESSOR's real or personal property tax assessments, the LESSEE will upon demand pay to the LESSOR the amount of taxes levied or assessed against the LESSEE's trade fixtures or other personal property, using for such purpose the valuation and rate of tax placed thereon by the taxing authority, if the same can be determined, and if not, using a reasonable valuation; and,

                 7.5 The LESSEE shall have no authority to incur, create or permit, and shall not incur, create, permit or suffer, any lien for labor or materials or services to attach to the interest or estate of either the LESSOR or the LESSEE in the Premises or in the building or other real estate of which the Premises are a part; and neither the LESSEE, nor anyone claiming by, through or under the LESSEE, shall have any right to file or place any labor or material lien of any kind or character whatsoever or any mechanics' lien or other lien of any kind, upon the Premises or the building or other real estate of which the Premises are a part, so as to encumber or affect the title of the LESSOR, and all persons contracting with LESSEE directly or indirectly, or with any person who in turn is contracting with LESSEE, for the erection, construction, installation, alteration or repair of the Premises or any improvement therein or thereon, including fixtures and equipment, and all material-men, contractors, mechanics, laborers, architects, engineers, and others are hereby charged with notice that as and from the date of this instrument, they and each of them must look to the LESSEE only to secure the payment of any bills or charges or claims for work done, or material furnished, or services rendered or performed during the term hereby demised; and,

                 7.6 LESSEE agrees that in case of the failure of said LESSEE to pay the rent and/or other sums herein reserved when the same shall become due, and it becomes necessary for the LESSOR to collect said rent and/or other sums by suit or through an attorney, or should LESSOR employ an attorney because of the breach by LESSEE of any of the term, covenants or agreements contained in this lease, the LESSEE will pay the LESSOR a reasonable attorney's fee together with all costs and charges incurred by, through or in connection with such collection or in any other suit or action or appeal which may be brought in any court because of a breach of any terms convenants or agreements contained in this lease; and,




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                 7.7   LESSEE hereby agrees to indemnify and save harmless the
LESSOR against any liability, loss or expense including reasonable attorney's fees (including all of the same on appeal) incurred or suffered in consequence of bodily injury to any person (including death) or damage to any property due to a negligent or willful act or omission of the LESSEE or any agent, employee, subcontractor, licensee or invitee of LESSEE, arising out of or in connection with the Premises. The aforesaid "hold harmless" indemnity shall continue in force and during the entire term of this agreement and of any renewals hereof.

                 7.8. LESSEE does hereby covenant and agree at LESSEE's own cost and expense to maintain in force continuously through the term of this Lease agreement, fire, casualty and extended coverage insurance protecting malicious mischief and special extended coverage insurance protecting the Premises for loss or damage within the coverage of such insurance policy for a sum not less than full insurable value (actual replacement cost), Public Liability Insurance with minimum limits of liability in the amount of FIVE HUNDRED THOUSAND and NO/100 DOLLARS ($500,000.00) for bodily injury, personal injury or death to any one (1) person; and ONE MILLION and NO/100 DOLLARS ($1,000,000.00) for bodily injury or death to more than one (1) person; and FIFTY THOUSAND and NO/100 ($50,000.00) with respect to damage or destruction to property by water or otherwise and such policy or policies shall include the LESSOR as named insured. Any policy or policies required hereunder shall name the LESSOR and their mortgagees as insureds. Duplicate originals of said policy or policies or certificates evidencing such insurance is in effect shall be deposited with the LESSOR. All insurance provided for in this Lease Agreement shall be effected under enforceable policies issued by insurers of recognized responsibility, licensed to do business in the State of Florida and rated by Best's National Rating Organization at A plus AAAAA. At least fifteen
(15) days prior to the expiration date of any policy, the original renewal policy for such insurance shall be delivered by the LESSEE to the LESSOR. Within fifteen (15) days after the premium on any policy shall become due and payable, the LESSOR shall be furnished with satisfactory evidence of its payment. On the Date of execution of this Lease Agreement, LESSEE shall show proof to LESSOR and deliver appropriate certificates that the foregoing insurance is in full force and effect.

         8.  ALTERATIONS BY LESSEE:   The LESSOR agrees that LESSEE may make,
at its own expense, any minor non-structural alterations, repairs, replacements or additions to the Premises, provided:

                 8.1. Any such alterations, repairs, replacements or additions shall not lessen the value of the Premises as it shall be at the commencement of this lease; and,

                 8.2. The LESSEE shall perform such alterations, repairs replacements or additions, in accordance with the statutes, ordinances, rules and regulations sand orders of all public or quasi-public authorities having jurisdiction thereof and in accordance with the rules and regulations of the local board of Fire Insurance Underwriters; and,






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                 8.3   Pursuant to the provisions of Subparagraph 7.5. the said
Premises shall, at all times, be kept free and clear of all mechanic's, materialmen's labor or other liens or claims of liens; and,

                 8.4. At all reasonable times during the progress of such construction work, LESSOR or persons authorized by LESSOR, shall have the right to go upon the Premises for the purpose of inspecting the construction work then in progress.

                 8.5. LESSEE shall at the expiration of the term of the lease, and at LESSEE's expense remove any partitions constructed by LESSEE, upon request of LESSOR.

                 8.6 The LESSOR acknowledges the LESSEE has made extensive alterations to the premises prior to occupancy of the premises, and hereby approves these alterations.

                 8.7 The LESSEE covenants and agrees with the LESSOR that LESSEE shall not make any material additions or alterations or structural changes in or about the Premises, without first submitting plans and specifications thereof to the LESSOR and obtaining for such the written approval of the LESSOR; which approval shall not be unreasonably withheld.
Upon obtaining such written approval, LESSEE may make such additions or alterations at LESSEE's sole cost and expense and subject to the obligations of Subparagraphs 8.2. - 8.6. inclusive, and providing that such additions or alterations do not damage the Premises or endanger its support or stability. Such addition, alteration or improvements (except trade fixtures), put in at the expense of LESSEE, as aforesaid, shall be and become a part of the Premises at the termination of this lease.

         9. QUIET ENJOYMENT: The LESSOR covenants and agrees that LESSEE, on paying said monthly rent and performing the covenants herein, shall and may peaceably and quietly hold and enjoy the said Premises and common areas, including but not limited to parking areas, sidewalks, entrances, exits, lobbies, restrooms and lounges for the term aforesaid.

         10. LESSOR'S RIGHT TO INSPECT AND DISPLAY: The LESSOR or LESSOR's agents, shall have the right, at all reasonable times during the period of this lease, to enter the Premises for the purpose of examining or inspecting same and shall have the right at any hour to enter the Premises to protect the same against the elements or accidents, or to effect repairs or replacements. The LESSOR shall also have the right to enter Premises at all reasonable times for the purpose of displaying Premises to prospective lessees within ninety (90) days prior to the termination of this Lease Agreement.

         11.  DESTRUCTION OF PREMISES:

                 11.1 If the Premises are totally destroyed by fire or other casualty, both




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

the LESSOR and LESSEE shall have the option of terminating this Lease Agreement or any renewal thereof, upon giving written notice at any time within thirty
(30) days from the dare of such destruction, and if this Lease Agreement be so terminated, all rent shall cease as of the date of such destruction and any prepaid rent shall be refunded.

                 11.2. If such Premises are partially damaged by fire or other casualty, or totally destroyed thereby and neither party elects to terminate this lease within the provision of Subparagraph 11.1. above or 11.3. below, then the LESSOR, shall restore the Premises to a kind and quality substantially similar to that immediately prior to such destruction and damage. Said restoration shall be commenced within a reasonable time and completed without delay and in any event shall be accomplished within one hundred eighty
(180) days from the date of the fire or other casualty. In such case, all rents paid in advance shall be proportioned as of the date of damage or destruction and all rent thereafter accruing shall be equitably and proportionately suspended and adjusted according to the nature and extent of the destruction or damage, pending completion of rebuilding, restoration or repair, except that in the event the destruction or damage is so extensive as to make it unfeasible for the LESSEE to conduct LESSEE's business on the Premises, the rent shall be completely abated until the Premises are restored by the LESSOR or until the LESSEE resumes use and occupancy of the Premises, whichever shall occur first. The LESSOR shall not be liable for any inconvenience or interruption of business of the LESSEE occasioned by the fire or other casualty.

                 11.3. If the LESSOR, undertakes to restore, rebuild or repair the Premises, and such restoration, rebuilding or repair is not accomplished within the one hundred eighty (180) days, and such failure does not result from causes beyond the control of the LESSOR, the LESSEE shall have the right to terminate this lease by written notice to terminate this lease by written notice to the LESSOR within thirty (30) days after expiration of said one hundred eighty (180) day period.

                 11.4. LESSOR shall not be liable to carry fire, casualty or extended damage insurance on the person or property of the LESSEE or any person or property which may now or hereafter be placed in the Premises.

         1.  CONDEMNATION:   If during the term of this lease, the whole of the
Premises, or such portion thereof as will make the Premises unusable for the purpose leased, be condemned by public authority for public use, then, in either event, the term hereby granted shall cease and come to an end as of the date of the vesting of title in such public authority, or when possession is given to such authority, whichever event last occurs. Upon such occurrence, rent shall be proportioned as of such date and any prepaid rent shall be returned to the LESSEE. The LESSOR shall be entitled to the entire award for such taking except for any statutory claim of the LESSEE for injury, damage or destruction of the LESSEE's business accomplished by such taking. If a portion of the Premises is taken or condemned by public authority for public use so as not to make the remaining portion of the Premises unusable for the purposes leased, this Lease Agreement will not be terminated but shall continue. In such case, the rent shall be equitable and





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fairly reduced or abated for the remainder of the term in proportion to the amount of the Premises taken. In no event shall the LESSOR be liable to the LESSEE for any business interruption, diminution in use or for the value of any unexpired term of this lease.

                 13.  ASSIGNMENT AND SUBLEASE:   The LESSEE covenants and agrees
not to assign this Lease Agreement or the Leasehold interest granted hereby or any interest therein nor sublet the same without the consent of the LESSOR which consent shall not be unreasonably withheld; however, in no event shall this lease be assigned or be assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease Agreement or any rights or privileges hereunder be an asset of the LESSEE under any bankruptcy, insolvency or reorganization proceedings.

                 14.  HOLDOVER:   It is further covenanted and agreed that if
the LESSEE, any assignee or Sublessee shall continue to occupy the Premises after the termination of this Lease without prior written consent of the LESSOR, such tenancy shall be Tenancy at Sufferance. Acceptance by the LESSOR, of rent after such termination shall not constitute a renewal of this Lease Agreement or a consent to such occupancy nor shall it waive LESSOR' right of reentry or any other right contained herein,.

                 15.  SUBORDINATION:   The Lessee agrees that this Lease
Agreement and the interest of the LESSEE therein will be subordinated to any and all mortgages, deeds of trust, ground or underlying leases affecting the Premises which have been or are in the future executed and delivered and any and all extensions and renewals thereof and substitutions or additions thereto and to any and all advances made or to be made under or upon said mortgages, deeds of trust, ground or underlying leases.

                 16.  SIGNS:   The LESSEE shall be free to place and/or
maintain signs or other advertising matter or materials on the exterior of the Premises, without the consent of the LESSOR which signs shall be in compliance with local sign ordinances or other laws regulating usage of such signs.

                 17.  ABANDONMENT:   If the LESSEE shall abandon or vacate the
Premises before the end of the term of this lease, the LESSOR may, at LESSOR's option, forthwith cancel this Lease Agreement or Lessor may enter the Premises as the agent of the LESSEE, by force or otherwise, without being liable in any way therefor, and re-let the Premises with or without any furniture which any be therein, as the agent of the LESSEE, at such price and upon such terms and for such duration of time as the LESSOR may determine, and receive the rent therefore, applied in the same to the payment of the rent and all other amounts due from LESSEE under the terms of this Lease Agreement and if the full rental and other amounts due hereunder as herein provided shall not be realized by LESSOR over and above the expense to LESSOR over and above the expense to LESSOR in such re-letting, the said LESSEE shall pay any deficiency, and if more expense to LESSOR in such re-letting, the said LESSEE shall pay any deficiency,




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and if more than the full rental and other amounts due hereunder is realized,
LESSOR will pay over to said LESSEE the excess on demand.

         18. DEFAULT: In the event of any default in the payment of any rent, or any other charges or expenses on the LESSEE's part to be paid or met, or of any part of installment thereof, at the time and in the manner herein prescribed for the payment thereof and as when the same becomes due and payable, and such default shall continue for five (5) days, or in the event of any default in the performance of any of the other covenants, conditions, restrictions, agreements, or other provisions herein contained on the part of the LESSEE to be performed, kept, complied with or abided by, and such default shall continue for fifteen (15) days, or if a petition in bankruptcy is filed by the LESSEE, or if said LESSEE be adjudicated a bankrupt, or if the LESSEE shall compound its debts or assign over its assets or effects for the payment thereof, or if a receiver shall be appointed of the property of the LESSEE, then upon the happening of any of such events, the LESSOR shall have the right, at its option, forthwith or thereafter to remove the LESSEE and everyone claiming under or through the LESSEE from the premises by summary proceedings or in any other lawful manner, and to repossess and enjoy said premises and thereupon, at the option of the LESSOR (i) the LESSEE and each and every subtenant and each and every assignee of the LESSEE shall remain and continue liable for the equivalent of the rent and other charges herein reserved and required by the LESSEE to be paid and met until the expiration of this lease, and for any and all loss or damage, including all fees and expenses and attorney's fees which the LESSOR may sustain or incur by reason of any such event, and the LESSOR may relet all or any part of the Premises at such price and upon such terms and for such duration of time as the LESSOR may determine in the name of the LESSOR or as agent of the LESSEE, or otherwise, and receive the rent therefor and apply the same first to the payment of such expense and fees as the LESSOR may have incurred in entering, dispossessing ad in letting, including among others, all expenses of the LESSER reasonably incurred in putting the Premises in proper condition, sand then to the payment of the rent and other charges reserved hereunder and the fulfillment of the LESSEE's convenants hereunder, the LESSEE and any subtenant of the LESSEE and assignee of the LESSEE shall remain liable for any deficiency; or (ii) the LESSOR may cancel this Lease Agreement and this Lease Agreement shall thereupon cease and terminate and come to an end with the same force and effect, and to all intents and purposes as through the original term had expired at that time. The LESSEE also covenants and agrees to pay reasonable attorney's fees and costs and expenses of the LESSOR, including court costs (including such attorneys fees and costs on appeal) if the LESSOR employs an attorney to collect rent or enforce other rights of the LESSOR herein in the event of any default as aforesaid and the same shall be payable regardless of whether collection or enforcement is effected by suit or otherwise.

         19.   REMEDIES CUMULATIVE AND NONWAIVER:   The LESSOR's rights and
remedies under this lease shall be cumulative, and shall not be exhausted by one exercise thereof, and shall not exclude any other rights and remedies unauthorized, provided, or permitted by law. No failure of omission on the part of the LESSOR promptly to exercise or insist upon any of LESSOR's rights hereunder shall operate as a





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waiver of any of such rights; and no waiver on the part of the LESSOR of any breach of default or lack of prompt or full and complete performance or compliance by the LESSEE hereunder shall operate as a waiver of any subsequent breach or default of lack of prompt and full performance or compliance.

         20. REPRESENTATIONS AND WARRANTIES: The LESSOR and the LESSOR's agent have made no representations, promises or agreements with respect to the Premises or the building of which the Premises are a part, or with respect to this Lease Agreement or any other matter or thing except as herein expressly set forth. The LESSEE has inspected the Premises and the building in which said Premises are located, and the LESSEE knows the location of said Premises and has verified the dimensions thereof to the satisfaction of the LESSEE.

         21. NOTICES: Any bill, statement, notice or communication which the LESSOR may desire or be required to give to the LESSEE shall be deemed sufficiently given or rendered if, in writing, delivered to the LESSEE personally, or sent by registered or certified mail addressed to the LESSEE at the building of which the Premises form a part or, at the option of the LESSOR, at the last known address or business address of the LESSEE or any mailing address furnished to the LESSOR in writing by the LESSEE or left at the Premises addressed to the LESSEE, and the time of the rendition of such bill, statement, or notice shall be deemed to be the time when the same is mailed to the LESSSEE, or delivered, or left at the Premises as herein provided.

         22.   ENTIRE AGREEMENT:   This agreement supersedes and revokes any
and all prior written agreements between the parties relating to the Premises and all oral agreements between the parties relating to the Premises are hereby merged into this Lease Agreement and no amendment, modification or variation of this lease or of any terms or provisions of this lease, shall be effectual binding or valid unless and until the same is reduced to writing and signed by the party to be charged thereby. No notice, request or demand in this lease provided for may be waived except by written waiver thereof signed by the party waiving the same.

         23.   ATTORNMENT:   In the event of the sale or assignment of LESSOR's
interest in the Premises, or in the event of any proceedings brought for the foreclosure of or in the event of exercise of the power of sale under any mortgage made by LESSOR covering the Premises, LESSEE shall not be required to attorn to the purchaser assignee or mortgagee and recognize such as LESSOR under this Lease unless and until the Subordination, Non-disturbance and Attornment Agreement annexed hereto has been executed; provided, that the execution of the same by LESSEE shall not be unreasonably withheld.

         24.   ORDINANCES AND REGULATIONS:   The LESSEE hereby covenants and
agrees to promptly comply with all the rules and regulations of the Board of Fire Underwriters, Officers or Boards of the City, County or State having jurisdiction over the





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

Premises, and with all laws, ordinances and regulations of governmental authorities wherein the Premises are located, at LESSEE's sole cost and expense.

         25.   CONSTRUCTION OF LANGUAGE:   The terms, lease agreement or
agreement shall be inclusive of each other, also to include renewals, extensions or modifications of the lease. Words of any gender used in this Lease Agreement shall be held to include any other gender, and words in the singular shall be held to include the plural and the plural to conclude the singular, when the sense requires. The paragraph headings and titles are not as part of this lease and shall have no effect upon the construction of interpretation of any part hereof. Time is of the essence of this Lease Agreement.

         26. SUCCESSOR AND ASSIGNS: This lease shall bind and inure to the benefit of the heirs personal representatives, successors, assigns of the Parties hereto.

         27.  MULTIPLE COUNTERPARTS:   This Lease Agreement may be executed in
any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute on instrument.

         IN WITNESS WHEREOF, the parties have executed this Lease Agreement on the day and year first above written.



                                   LESSOR:



_______________________                      /s/ Newton C. Kindlund
                                             ------------------------------
                                             Newton C. Kindlund, Trustee of the
_______________________                      Newton C. Kindlund Revocable
                                             Property Trust


                                             HOLIDAY RV SUPERSTORES, INC.
                                             a Florida Corporation

                                             By: /s/ W. Hardee McAlhaney
                                                -----------------------------
                                                 W. Hardee McAlhaney, as
                                                 Vice President/Chief Financial
                                                 Officer

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                                  EXHIBIT  "A"


A tract or parcel of land in the Northeast quarter of the Northwest quarter,
Section 27, Township 43 South, Range 24 East, Lee County, Florida, which tract or parcel is described as follows:

         From the steel pin marking the Northwest corner of said fraction of a section run southerly along the West line of said fraction for 403.61 feet to the Point if Beginning of the herein described parcel. From said Point of Beginning continue southerly along said West line for 281.349 feet, thence run easterly, parallel with the north line of said fraction of a section, for
611.45 feet to an intersection with the southwesterly line of the Tamiami Trail (bypass State Road Number 45), thence run northwesterly along said southwesterly line for 298.0 feet; thence run westerly parallel with the north line of said fraction of a section, for 515.23 feet to the Point of Beginning.






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